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                                                                  Exhibit 3.1(b)


                                   BYE-LAWS

                                       of

                                    APW LTD.

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                                       (i)

                                TABLE OF CONTENTS

Bye-law                                                                     Page


1    Interpretation
2    Board of Directors
3    Management of the Company
4    Power to appoint managing director or chief executive officer
5    Power to appoint manager
6    Power to authorise specific actions
7    Power to appoint attorney
8    Power to delegate to a committee
9    Power to appoint and dismiss employees
10   Power to borrow and charge property
11   Exercise of power to purchase shares of or discontinue the Company
12   Election of Directors
13   Defects in appointment of Directors
14   Alternate Directors
15   Removal of Directors
16   Vacancies on the Board
17   Notice of meetings of the Board
18   Quorum at meetings of the Board
19   Meetings of the Board
20   Unanimous written resolutions
21   Contracts and disclosure of Directors' interests
22   Remuneration of Directors
23   Officers of the Company
24   Appointment of Officers
25   Remuneration of Officers
26   Duties of Officers
27   Chairman of meetings
28   Register of Directors and Officers
29   Obligations of Board to keep minutes
30   Indemnification of Directors and Officers of the Company
31   Waiver of claim by Member
32   Notice of annual general meeting
33   Notice of special general meeting
34   Advance Notice
35   Accidental omission of notice of general meeting
36   Meeting called on requisition of members

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                                      (ii)

37   Short notice
38   Postponement of meetings
39   Quorum for general meeting
40   Adjournment of meetings
41   Attendance at meetings
42   Written resolutions
43   Attendance of Directors
44   Voting at meetings
45   Voting on show of hands
46   Decision of chairman
47   Demand for a poll
48   Seniority of joint holders voting
49   Instrument of proxy
50   Representation of corporations at meetings
51   Rights of shares
52   Preference shares
53   Power to issue shares
54   Variation of rights, alteration of share capital
     and purchase of shares of the Company
55   Registered holder of shares
56   Death of a joint holder
57   Share certificates
58   Calls on shares and Liens
59   Forfeiture of Shares
60   Contents of Register of Members
61   Inspection of Register of Members
62   Determination of record dates
63   Instrument of transfer
64   Restriction on Transfer
65   Transfers by joint holders
66   Representative of deceased Member
67   Registration on death or bankruptcy
68   Declaration of dividends by Board
69   Other distributions
70   Reserve fund
71   Deduction of amounts due to the Company
72   Issue of bonus shares
73   Records of account
74   Financial year end

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                                     (iii)

75   Financial statements
76   Appointment of Auditor
77   Remuneration of Auditor
78   Vacation of office of Auditor
79   Access to books of the Company
80   Report of the Auditor
81   Legends on Share Certificates
82   Notices to Members of the Company
83   Notices to joint Members
84   Service and delivery of notice
85   The seal
86   Manner in which seal is to be affixed
87   Winding-up/distribution by liquidator
88   Increase in Share Capital
89   Amalgamation
90   Continuation
91   Alteration of Bye-laws
92   Investor Rights Agreement


Schedule - Form A (Proxy) (Bye-law 49)
Schedule - Form B (Notice of Forfeiture) (Bye-law 59)
Schedule - Form C (Form of Transfer) (Bye-law 63)
Schedule - Form D (Form of Transfer on death/bankruptcy) (Bye-law 67)

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                                      -1-

                                 INTERPRETATION

1.   Interpretation

     In the Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)  "Act" means the Companies Act 1981 as amended from time to time;

          (b) "Affiliate" of a person means any other person controlling, controlled by or under common control with such person and, in the case of a person which is a partnership, any partner of such person (provided that an Affiliate of an Investor shall not include the Company or any person which would be deemed to be an Affiliate of such Investor solely by reason of such Investor's control of the Company) save that for the purposes of Bye-law 19(3) an "Affiliate" of an Investor means any other person controlling, controlled by or under common control with such Investor and, in the case of a person which is a partnership, any partner of such person (but shall not include the Company or any person which would be deemed to be an Affiliate of such Investor solely by reason of such Investor's control of the Company), where "control" in respect of another person includes beneficial ownership of 35% or more of the fully diluted common equity securities of such other person;

          (c) "Alternate Director" means an alternate director appointed in accordance with these Bye-laws;

          (d) "Approved Sale" means the sale of the Company (approved by the Board and Investors holding a majority of the Investor Shares) to an Independent Third Party or group of Independent Third Parties pursuant to a sale of all or substantially all of the Company's assets determined on a consolidated basis, an amalgamation, a scheme of arrangement, a merger or a sale of all or substantially all of the Company's shares;

          (e)  "Auditor" includes any individual or partnership;

          (f) "Board" means the Board of Directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of directors convened and held in accordance with the Act at which there is a quorum;

          (g) "business day" means any day that the banks in Bermuda and in Chicago are open for business, excluding Saturdays and Sundays;

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                                      -2-

          (i) "Common Share" means a common share of par value US$0.02 each and designated as a Common Share;

          (j) "Company" means the company incorporated in Bermuda for which these Bye-laws are approved and confirmed;

          (k) "Director" means a director of the Company and includes an Alternate Director;

          (l) "Fully Diluted Basis" at any time means, without duplication, (i) all Common Shares outstanding at such time plus (ii) all Common Shares directly or indirectly issuable upon conversion of outstanding convertible securities of the Company or exercise or exchange of outstanding options, warrants or similar rights, whether or not such convertible security, right or option, warrant or similar right is then convertible, exercisable or exchangeable other than (a) Common Shares issuable upon exercise of the Original Shareholder Warrants and (b) Common Shares issuable upon exercise of options held by employees of the Company or any of its Subsidiaries.

          (m) "Indemnified Person" means any Director, Officer, Resident Representative, member of a committee duly constituted under Bye-law 8 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

          (n) "Independent Third Party" means any person who, immediately prior to the contemplated transaction does not own in excess of 5% of the Company's Common Shares on a Fully Diluted Basis (a 5% Owner), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          (o) "Investor" means each person listed in the Schedule of Investors to the Investor Rights Agreement and any person who subsequently become a party to the Investor Rights Agreement excluding successors to the Company.

          (p) "Investor Rights Agreement" means the agreement by that name to be entered into in relation to the Company upon the Reorganisation becoming effective and any reference thereto shall be to that agreement as and to the extent that any of the rights of parties under the same have been waived

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                                      -3-

               provided always that such waiver of rights has been obtained in accordance with the procedure for waiver set out in and with the consent of all parties required by the terms of that agreement; such agreement together with all waivers shall for the purposes of identification be held on file by the Secretary of the Company who will make it available to any Member who requests sight of it.

          (q) "Investor Shares" means (i) any Common Shares issued to an Investor pursuant to the Reorganisation or otherwise acquired by any Investor on or after the effective date of the Reorganisation, (ii) any Common Shares issuable upon exercise of any warrants issued to an Investor pursuant to the Reorganisation or otherwise acquired by any Investor on or after the effective date of the Reorganisation, and (iii) any shares or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) above by way of dividend or split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation or other reorganization; provided that, as to any particular shares constituting Investor Shares, such shares shall cease to be Investor Shares when they (w) have been effectively registered under the United States Securities Act of 1933 as amended and disposed of in accordance with the registration statement covering them or (x) have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the United States Securities Act of 1933 as amended or (y) cease to be outstanding or (z) are held by any subsidiary. For these purposes, any Investor who holds warrants of the Company shall be deemed to be the holder of the Investor Shares issuable directly or indirectly upon exercise of those warrants in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the exercise thereof provided that Investor Shares which have not yet been issued shall not be deemed to be issued or outstanding for the purposes of dividends or distributions, for the purposes of any payment on a return of or distribution of capital or for any vote or approval in which the applicable voting or approval requirements is not expressly referenced with respect to the Investor Shares.

          (r) "Majority Lender Investors" at any time means the Investors (but at any time when the Oaktree Shares represent at least the Threshold Amount, then excluding Oaktree Capital Management LLC (including its successors and assigns) and each Affiliate of Oaktree Capital Management LLC; and at any time when the RBS Shares represent at least the Threshold Amount, then excluding The Royal Bank of Scotland (including its successors and assigns) and each Affiliate of The Royal Bank of Scotland (including its successors and assigns) holding a majority of the Investor
               Shares held by such Investors at such time.

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                                      -4-

     (s) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as holders of shares, means the person whose name stands first in the Register of Members as one of such holders or all of such persons as the context so requires;

     (t) "Minor Affi1iate" of an Investor means any other person controlling, controlled by or under common control with such Investor and, in the case of a person which is a partnership, any partner of such person (but shall not include the Company or any person which would be deemed to be an Affiliate of such Investor solely by reason of the Investor's control of the Company) where "control" in respect of another person includes beneficial ownership of 20% or more of the fully diluted common equity securities of such other person;

     (u) "Non-Qualifying Preferred Shares" means a share of a class, other than Common Shares, which are entitled to a priority payment upon a winding up or dissolution of the Company whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital and either are convertible into or exchangeable for Common Shares (for the purposes of this definition "Convertible Shares") or share ratably with Common Shares in distributions of surplus assets of the Company upon a winding up or dissolution of the Company whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, unless the Common Share Number in respect of the aggregate amount of shares which are so created is less than the excess of (I) the aggregate number of shares then authorized by these Bye-laws, minus (II) the sum of the Common Shares on a Fully Diluted Basis at such time plus the aggregate number of Common Shares issuable upon exercise of the Original Shareholder Warrants then outstanding. For the purposes of this definition, the "Common Share Number" shall have the definition set out in Section 16C(b) of the Investor Rights Agreement.

     (v)  "Notice" means written notice unless otherwise specifically stated;

     (w) "Oaktree Shares" means (i) any Investor Shares issued to or held by Oaktree Capital Management L.L.C., (including its successors and assigns) or any of its Affiliates upon or after the effectiveness of the Reorganisation and (ii) any securities issued or issuable directly or indirectly with respect to the Investor Shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation or other reorganisation.

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                                      -5-

     (x) "Original Shareholder Warrants" means a warrant (to purchase Common Shares) issued to the pre-petition shareholders of BQX Ltd (formerly known as APW Ltd, a Bermuda company with registration number 28596).

     (y)  "Paid up" means paid up or credited as paid up;

     (z) "Officer" means any person appointed by the Board to hold an office in the Company other than the Auditor;

     (aa) "RBS Shares" means (i) any Investor Shares issued to or otherwise acquired by The Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof) or its affiliates upon or after the effectiveness of the Reorganisation and (ii) any securities issued or issuable directly or indirectly with respect to the Investor Shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation or other reorganisation.

     (bb) "Register of Members" means the Register of Members of the Company and includes any branch or sub-register;

     (cc) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

     (dd) "Reorganisation" means the effective date of a plan of reorganisation under Chapter 11 of the U.S. Bankruptcy Code BQX Ltd (formerly known as APW Ltd a Bermuda company with registration number 28596);

     (ee) "Resolution" means unless a different majority is specified a resolution passed by a simple majority of votes cast of the Members or, where required, of a separate class or separate classes of Members in general or separate meeting or by unanimous written resolution in accordance with the provisions of the Act and these Bye-laws;

     (ff) "Seal" means the common seal of the Company and includes any duplicate thereof;

     (gg) "Secretary" includes a joint, deputy or temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

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                                      -6-

     (hh) "share" means share in the capital of the Company and includes a fraction of a share;

     (ii) "Signed" includes signature, reproduction of signatures by mechanical means, telecopy or faxed, and cognate expressions shall be construed similarly;

     (jj) "Significant Market Liquidity Event" means the sale in an underwritten public offering registered under the United States Securities Act of 1933 as amended of Common Shares resulting in the aggregate trading value of the Common Shares listed or approved for trading on the New York Stock Exchange or the NASDAQ Stock Market, or any successor thereto (other than Common Shares owned by any of the Company's officers, directors, or "beneficial owner" (as defined in Rules 13 d-3 and 13 d-5 under the Securities Exchange Act of 1934 as amended), directly or indirectly, of more than 10% of the Company's Common Shares on a Fully Diluted Basis) being in excess of US$75,000,000.

     (kk) "Subsidiary" means, with respect to any person, any corporation, company partnership, limited liability company, association or other business entity of which (i) if a corporation or company, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof, or (B) such person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

     (ll) "Super Majority Board Approval" means with respect to any matter means approval of such matter by the Board (or committee of the Board designated in respect of such matter as contemplated in Bye-law 21(3)) at a duly called meeting of the Board (or such committee) or by written consent with at least 66 2/3% of the directors or their alternates then serving on the Board (or such committee) voting to approve such matter (it being understood that any alternate Director designated by a Director pursuant to Bye-law 14 to attend a meeting shall be deemed to be such director at such meeting for the purposes of this definition)

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                                      -7-

     (mm) "these Bye-laws" means these Bye-laws in their present form or as amended from time to time;

          (i) words importing the singular number also include the plural number and vice versa;

          (ii) words importing the masculine gender also include the feminine and neuter genders, respectively;

          (iii) words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

          (iv) reference to writing shall include typewriting, printing, lithography, photography, electronic and other modes of representing or reproducing words in a legible and non-transitory form; any words or expressions defined in the Act in force at the date when these Bye-laws or any part thereof are adopted shall bear the same meaning in these Bye-laws or such part (as the case may be);

          (v) the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

          (vi) any words or expressions defined in the Act in force at the date when these Bye-laws or any part thereof are adopted shall bear the same meaning in these Bye-laws or such part (as the case may be);

          (vii) headings used in these Bye-laws are for convenience only and shall not be used in constructing the terms of these Bye-laws;

     (nn) "Threshold Amount" at any time means 20%of the Common Shares on a Fully Diluted Basis at such time, except that following an Excluded Strategic Issuance (as defined in the Investor Rights Agreement), it shall mean the greater of (i) 17.5% of the Common Shares on a Fully Diluted Basis at such time and the excess of (A) 20% of the Common Shares on a Fully Diluted Basis minus (B) 20% of the aggregate amount of Common Shares on a Fully Diluted Basis theretofore issued in Excluded Strategic Issuances (as defined in the Investor Rights Agreement).

     (oo) "Undesignated Share" means an undesignated share of par value US$0.02 each and designated as an Undesignated Share.

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                                      -8-

                               BOARD OF DIRECTORS

2.   Board of Directors

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof), the Act and these Byelaws, the business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

     (1) In managing the business of the Company, the Board may exercise all the powers of the Company which are not, by the terms of the Investor Rights Agreement, by statute or by these Bye-laws, expressly required to be exercised by the Company in general meeting or otherwise.

     (2) No direction regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that direction regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company in Bermuda.

4.   Power to appoint managing director or chief executive officer

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager

     The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate (not exceeding those vested in or exercisable by the Board) for the transaction or conduct of such business.

6.   Power to authorise specific actions

     The Board may from time to time and at any time authorise any company, firm, person or body of persons to act (subject to the powers vested in or exercisable by the Board) on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   Power to appoint attorney

     The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   Power to delegate to a committee

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Board may delegate any of its powers to a committee (including, without limitation, an audit committee, a compensation committee and a committee to nominate the appointment of directors) appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meeting and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.   Power to appoint and dismiss employees

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and (subject to the Investor Rights Agreement (and without prejudice to the terms thereof) may fix their remuneration and determine their duties.

10.  Power to borrow and charge property

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

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                                      -10-

11.  Exercise of power to purchase shares of or discontinue the Company

     (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.  Election of Directors

(1) Prior to a Significant Market Liquidity Event, no person shall be appointed or removed as a Director unless he is appointed or removed in accordance with this Bye-Law 12(1):-

     (a) the Board shall be established at seven (7) Directors subject to increase to nine (9) Directors if and to the extent that the number of Directors to be designated pursuant to paragraph (b) is greater than seven (7) such increase to the Board and appointments to be effective immediately upon designation;

     (b)  the Board shall consist of the following persons:

          (i) the Company's Chief Executive Officer who at the date of adoption of these bye-laws shall be Richard G Sim (the "CEO Director");

          (ii) so long as Richard G Sim is the CEO Director (and thereafter to the extent that such person remains a director in accordance with the proviso in Bye-law 12(1)(c) but subject to removal pursuant to Bye-law 12(1)(d) below) one (1) designee of the CEO Director who
                (A) is domiciled in Barbados (unless a majority of the Directors other than the CEO Director and the Director designated pursuant to this clause (ii) determine that the domicile of such Director shall be other than Barbados, in which event the domicile of such Director shall be as directed by the majority of such other Directors (ie a majority of the directors other than the CEO Director and the Director designated pursuant to this clause(ii)), (B) is not an employee of the Company or any of its Subsidiaries and (C) is approved by majority of the other members of the Board (the "Barbados Director"), which designee shall upon the date of adoption of these bye-laws be Peter Douglas;

          (iii) three (3) designees of the holder of the majority of the Oaktree Shares (or, if no single holder holds a majority of such shares, then the holders of a majority of Oaktree Shares) so long as the Oaktree Shares represent at least 35% of the Common Shares on a Fully Diluted Basis; two (2) designees of the holder of a majority of the Oaktree Shares (or, if no single holder holds a

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                                      -11-

          majority of such shares, then the holders of a majority of Oaktree Shares) so long as the Oaktree Shares represent at least 30% but less than 35% of the Common Shares on a Fully Diluted Basis; and one (1) designee of the holder of a majority of the Oaktree Shares (or if no single holder holds a majority of such shares, then the holders of a majority of the Oaktree Shares) so long as the Oaktree Shares represent at least the Threshold Amount but less that 30% of the Common Shares on a Fully Diluted Basis (collectively, the "Oaktree Directors") which designees upon initial execution hereof shall be Stephen Kaplan, Christopher Brothers and Michael Harmon;

     (iv) one (1) designee of the holder of the RBS Shares so long as the RBS Shares represent at least the Threshold Amount; provided that notwithstanding anything contained in this Bye-Law 12(1)to the contrary, such holders right to designate a director shall be transferable to any subsequent holder of the RBS Shares only if the RBS Shares transferred to such holder represent at least the Threshold Amount; and if for so long as Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof) holds at least 30% but less than 35% of the Common Shares on a Fully Diluted Basis, one (1) additional designee of The Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof); and if and for so long as The Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof) holds at least 35% of the Common Shares on a Fully Diluted Basis, two (2) additional designees of The Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof) (the designees pursuant to this clause (iv) collectively, the "RBS Directors"); and provided further that notwithstanding any other provision of this Bye-law 12(1), none of the RBS Directors may be citizens of or domiciled in the United States of America if being a resident or citizen would be reasonably likely to adversely effect the Company's tax status;

     (v) if and for so long as the Investors other than Oaktree Capital Management LLC (including any successors and assigns to the business and assets thereof) and its Affiliates, and other than Royal Bank of Scotland PLC (including any successors and assigns to the business and assets thereof) and its Affiliates, hold at least the Threshold Amount, one (1) designee of the Majority Lender Investors (the "Lender Director");

(c) if the CEO Director ceases for any reason to be the Chief Executive Officer of the Company, such person shall thereupon be automatically removed and thereafter cease to be a director of the Company, and if Richard G Sim ceases for any reason to be the Chief Executive Officer of the Company the Barbados Director shall thereupon and thereafter be removed as and thereafter cease to be a director of the Company; provided that subject to
     (d) below the Barbados Director shall not then be removed if directors (other than the Barbados Director) constituting a majority of all directors then serving on the Board at such time so request;

     (d)  the Barbados Director shall be removed from the Board only pursuant to
          (c) above or upon the written request of the CEO Director or of directors (other than the Barbados Director) constituting a majority of all directors then serving on the Board;

     (e) an Oaktree Director shall be removed from the Board only upon the written request of (A) the holders of a majority of the Oaktree Shares or, (B) any person or persons then entitled to designate one or more directors pursuant to any of clauses (b)(iv) or (v) above, or if there is no such person the holders of the majority of the Common Shares on a Fully Diluted Basis, if at such time the holders of a majority of the Oaktree Shares are not then entitled to designate such director to the Board pursuant to clause (b)(iii) above;

     (f) an RBS Director shall be removed from the Board only upon the written request of (A) the holders of a majority of the RBS Shares or (B) any persons or persons then entitled to designate one or more directors pursuant to any of clauses (b)(iii), (iv) or (v) above, if at such time the holder of the RBS Shares are not then entitled to designate such director to the Board pursuant to clause (b)(iv) above or if such RBS Director is then a citizen of or domiciled in the United States of America and being such a resident or citizen would be reasonably likely to adverse the effect of the Company's tax status;

     (g) the Lender Director shall be removed from the Board only upon the written request of the (A) the Majority Lender Investors or (B) any person or persons then entitled to designate one or more Directors pursuant to any of clauses (b)(iii), (iv) or (v) above, if at such time the Majority Lender Investors are not then entitled to designate such Director to the Board pursuant to clause (b)(v) above;

     (h) in the event that any person designated as a Director hereunder for any reason ceases or to serve as a member of the Board during such person's term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to paragraph
          (b) above;

     (i)  if any person or persons entitled pursuant to paragraph (b)(ii),
          (iii), (iv) or (v) above to designate a representative to fill the directorship pursuant to the terms of this Bye-law 12(1) fail to so designate a director or a vacancy on the Board otherwise exists, the election of a person to such directorship shall be accomplished by the designation of the holder of a majority of the Investor Shares and any director appointed shall be removed from the Board only upon the written request of (A) if such director was appointed on account of a failure to designate director pursuant to paragraph (b)(ii), (iii),
          (iv) or (v) above the person or persons then entitled to designate a representative to fill such directorship pursuant to paragraph (b)
          (ii), (iii), (iv) or (v) above as applicable or (B) otherwise the holders of a majority of the Investor Shares.

(2) Following a Significant Market Liquidity Event, the following provisions shall apply:-

          (a) The number of Directors shall be not less than two (2) and not more than six (6) or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Act and these Bye-Laws, the Directors shall be elected or appointed by Members and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment. All Directors, upon election or appointment (except upon election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

          (b) The Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Members at any general meeting of the Members shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

          (c) The Company may by Resolution in a special general meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

13.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  Alternate Directors

     (1) Any Director (other than an Alternate Director) may appoint and remove a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative PROVIDED THAT such person shall not be counted more than once in determining whether or not a quorum is present.

     (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

     (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director.

15.  Removal of Directors

     Notwithstanding any other provision of these Bye-laws, the office of Director shall be vacated if the Director:

     (a) is removed from office pursuant to these Bye-laws in accordance with the terms of the Investor Rights Agreement or is prohibited from being a Director by law;

     (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (c)  is or becomes of unsound mind or dies;

     (d)  resigns his or her office by notice in writing to the Company.


16.  Vacancies on the Board

     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

17.  Notice of meetings of the Board

     (1) The Chairman or President (as the case maybe) or a majority of the Directors may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose. The provisions of Bye-law 82 shall apply to any notice so given as to deemed date of service of notice. At least 5 business days notice is required to be given in connection with regularly scheduled meetings and at least 24 hours notice of special meetings of the Board.

18.  Quorum at meetings of the Board

     The quorum necessary for the transaction of business at a meeting of the Board may be fixed by the Directors and, unless so fixed, shall be a majority of the Directors.

19.  Meetings of the Board

     (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit subject to the provisions of these Bye-laws.

     (2) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the Chairman of the Board shall not have a second or casting vote and the vote shall fail. Without prejudice to the provisions of this paragraph (3), prior to a Significant Market Liquidity Event and save to the extent that these rights have been waived in accordance with the Investor Rights Agreement as required by the terms thereof, the following actions of the Company shall not be permitted without Super Majority Board Approval:-

(i) directly or indirectly redeeming, purchasing or otherwise acquiring, or permitting any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, Common Shares, warrants, options, and other rights to acquire equity securities), except (a) purchases from terminated employees, (b) purchases pursuant to offers made to Investors pro rata according to their holdings, (c) where the consideration paid in such transaction is Company equity securities, or (d) as otherwise expressly contemplated by the Investor Rights Agreement;

(ii) (a) disposing of any asset of the Company which is material to the Company, (b) disposing of any asset of any Subsidiary of the Company which is material to the Company and its Subsidiaries taken as a whole or (c) acquiring any asset which is material to the Company and its Subsidiaries taken as a whole;

(iii) removing or electing the Company's chief executive officer or chief financial officer of the Company (it being understood that for the purposes of Bye-law 21(3) both the CEO Director and the Barbados Director shall be deemed interested in any determination by the Board with respect to any such removal or election);

(iv) consummating any transaction involving aggregate consideration of US$l0 million or more in any calendar year with any person who, immediately prior to the consummation of such transaction is a Minor Affiliate of, or consummate any other transaction (including issuing shares of any Subsidiary of the Company) with any person who, immediately upon consummation of such transaction is an Affiliate of (A) any Director of the Company, or (B) any Investor holding (collectively with its Affiliates) 20% or more of the Common Shares on a Fully Diluted Basis, except on terms no less favorable to the Company than could be obtained in arms-length negotiations with an unaffiliated party;

(v) effecting any change to the nature of the Company's business which at the time of such change is material to the Company and its subsidiaries taken as a whole; or

(vi) any amendment to these Bye-laws other than amendments required to be made to these Bye-laws by reason of an amendment having been made to the Investor Rights Agreement (it being accepted that such an amendment to these Bye-laws requires, in addition consent by Resolution).

(4)      The Resident Representative and the persons specified in the Investor
         Rights

          Agreement as having observer attendance rights and VCOC Information Rights shall, (upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office and the execution by them of any confidentiality agreement required pursuant to the Investor Rights Agreement), be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board and all other rights referred to in Section 8B and 8F of the Investor Rights Agreement.

20.  Unanimous written resolutions

     A resolution in writing signed by all the Directors (or any of their respective Alternate Directors) which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

21.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) Without prejudice to the terms of the Investor Rights Agreement, a Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act. For the purposes of these Bye-Laws and without limiting the generality of These Bye-Laws, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in one per cent or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

     (3) Following a declaration being made pursuant to this Bye-law, if any Director is interested in any transaction which is proposed for approval by the Board (other than solely on account of ownership of Common Shares) save to the extent that a waiver of rights has been exercised in accordance with the Investor Rights Agreement as required by the terms thereof the Board shall delegate approval of such transaction to a committee of the Board comprised of all directors not so interested in such transaction and who shall be a quorum.

22.  Remuneration of Directors

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

23.  Officers of the Company

     The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.  Appointment of Officers

     (1) The Board shall, as soon as possible after the statutory meeting of members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

     (2) Any appointment of a Director of an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such termination. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

     (3) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.  Remuneration of Officers

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Officers shall receive such remuneration as the Board may from time to time determine.

26.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.  Chairman of meetings

     The Chairman of the Company or the President shall preside as chairman at all meetings of the Members and of the Board. If at any meeting the Chairman or the President is not present within 15 minutes after the time appointed for holding the meeting, or if the Chairman or President is not willing to act as chairman, the Deputy Chairman or Vice President, if present and willing to act, shall act as chairman of the meeting. In the absence (or event of unwillingness to act) of the Chairman or President and the Deputy Chairman or Vice President a chairman of the meeting shall be appointed or elected from one of their number by those Directors present at the meeting. If no Director present is willing to act as chairman the Members present and entitled to vote shall elect one of their number to be chairman of the meeting.

28.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

29.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:-

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

     (3) Without prejudice to the terms of the Investor Rights Agreement, Members shall be entitled to see the Register of Directors and Officers, the Register of Members, the financial information provided for in Bye-Law 80 and the minutes of meetings of the Members.

                                    INDEMNITY

30.  Indemnification of Directors and Officers of the Company

     (1) Subject to and to the extent permitted by the Investor Rights Agreement (and without prejudice to the terms thereof) each Indemnified Person shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or the Company's business PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud, dishonesty, gross negligence or wilful misconduct which may attach to any of said persons.

     (2) The indemnity contained in this Bye-law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election.

     (3) No indemnified Person shall be liable to the Company for the acts, defaults or omission of any other Indemnified Person.

     (4) To the extent permitted by and subject to the Investor Rights Agreement (and without prejudice to the terms thereof) every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Act in which relief from liability is granted to him by the court.

     (5) To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

     (6) Subject to the Act expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Bye-Laws PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made subject to the Investor Rights Agreement (and without prejudice to the terms thereof):

          (a) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

          (b) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

          (c)  by a majority vote of the Members.


          Each Member, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under these Bye-Laws are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

     (7) Without prejudice to the provisions of these Bye-Laws, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

31.  Waiver of claim by Member

     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified person to take any action in the performance of his duties with or for the Company, PROVIDED

     THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Indemnified Person.

                                    MEETINGS

32.  Notice of annual general meeting

     The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least twenty days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held and as far as practicable, the other business to be conducted at the meeting.

33.  Notice of special general meeting

     The President or the Chairman or a majority of Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

35.  Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.  Meeting called on requisition of Members

     Notwithstanding anything in these Bye-laws the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.  Postponement of meetings

     The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) PROVIDED THAT notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.  Quorum for general meeting

     (1) At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

     (2) No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting.

40.  Adjournment of meetings

     (1) The chairman of a general meeting may, without the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. In addition the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

     (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

     (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

     (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     (2) Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.  Attendance at meetings

     Members may participate in any general meeting by means of in person or by proxy and participation in such a meeting shall constitute presence in person at such meeting.

42.  Written resolutions

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6)  This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of or the consequence of removing a Director before the expiration of his term of office under these Bye-laws.

43.  Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.  Voting at meetings

     (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof), the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the chairman of the meeting shall not be entitled to have a second or casting vote and the vote shall fail.

     (2) No Member shall be entitled save as proxy for another Member whose shares are paid in full to be present or vote at any meeting, either in person or by proxy, or to exercise any privilege in relation to meetings of the Company in respect of any share held by him (whether alone or jointly with any other person) on which there shall not have been paid all calls for the time being due and payable, together with interest and expenses (if any).

45.  Voting on show of hands

     At any general meeting a Resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.  Decision of chairman

     If;

     (1)  any objection shall be raised to the qualification of any voter; or,

     (2) any votes have been counted which ought not to have been counted or which might have been rejected; or

     (3)  any votes are not counted which ought to have been counted,

          the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

47.  Demand for a poll

     (1) Notwithstanding the provisions of these Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

               (a)  the chairman of such meeting; or

               (b) at least three Members present in person or represented by proxy; or

               (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

               (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right;

     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-Law and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

48.  Seniority of joint holders voting

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.  Instrument of proxy

     The instrument appointing a proxy shall be in writing in the form of Form "A" in the Schedule hereto or in such other form as the Board may approve, under the hand of the appoint or or of the appointor's attorney duly authorised in writing, or if the appoint or is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

50.  Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

51.  Share Capital

     (1) The authorised share capital of the Company at the time of the adoption of these Bye-Laws is US$48,818.18 and immediately after that will comprise on the date of adoption US$36,818.18 divided into 1,515,151 Common Shares and 325,758 Undesignated Shares.

     (2)  Common Shares

          The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

          (a)  as regards dividend:

               after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Directors resolve to distribute in paying such profits or reserves to the holder of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;

          (b)  as regards capital:

               on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

          (c)  as regards voting in general meetings:
               the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.

Undesignated Shares

     (3) The rights attaching to the Undesignated Shares, subject to the Investor Rights Agreement (and without prejudice to the terms thereof) and these Bye-Laws generally shall be as follows:

          (a) each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

          (b) the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

          (c) the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be either annexed as an appendix to (but shall not form part of) these Bye-Laws or shall otherwise be retained in the minute book of the Company; and

          (d) the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

52.  (1)  Preference Shares

          Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the terms and manner of the redemption of any redeemable shares created pursuant to Bye-law 5l(3) shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either:

          (a)  as the Members may by Resolution determine; or

          (b) insofar as the Members do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

     (2) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 51(3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied in cash or otherwise than solely in cash, to the extent permitted by the Act.

53.       Power to issue shares

               Subject to the Investor Rights Agreement (and without prejudice to the terms thereof), to the provisions of these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares:-

          (1) The Board shall have power to issue any unissued shares of the Company on such terms and conditions as the Board may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may from time to time prescribe PROVIDED ALWAYS that notwithstanding the provisions of Bye-laws 51, 52 and this Bye-law 53 the Company shall not be authorized to issue non-voting shares to the extent prohibited by Section 1123(a) (6) of Title 11 of the United States Code (the "Bankruptcy Code"); save that this proviso will have no further force and effect beyond that required by Section 1123 of the Bankruptcy Code.

          (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

          (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

          (4) The Board may from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54. Variation of rights, alteration of share capital and purchase of shares of the Company

          (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Company may from time to time by
               Resolution:

               (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

               (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

               (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum of association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

               (d) make provision for the issue and allotment of shares which do not carry any voting rights;

               (e) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

               (f) change the currency denomination of its share capital. Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) and to the Act and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

          (2) If at any time the share capital is divided into different classes of shares, subject to the provisions of the Investor Rights Agreement (and without prejudice to the terms thereof) the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

               To any such separate meeting, all the provisions of these Bye-Laws as to general meeting of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy the majority of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Members shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum.

          (3) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members PROVIDED ALWAYS (and without limiting the aforesaid) that (i) an increase in the authorised share capital of the Company and (ii) the creation of Non-Qualifying Preferred Shares shall require an amendment to be made in these Bye-laws.

          (4) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

55.  Registered holder of shares

          (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

          (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

56.  Death of a joint holder

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.  Share certificates

          (1) Every Member shall be entitled to a certificate of the Company specifing the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

          (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

          (3) If any share certificate is proved to the satisfaction of the Board to have been defaced, worn out, lost, or destroyed the Board may require an indemnity for the lost certificate and cause a new certificate to be issued to the holder of such certificate entered in the Register of Members.

          (4) Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Act, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

58.  Calls on shares

          (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

          (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

          (3) The Company shall have a first and paramount lien on every share that is not a fully paid share for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

          (4) The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

          (5) The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

     (6) (a) Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Member and whether in consequence of:

               (i)   the death of such Member;

               (ii) the non-payment of any income tax or other tax by such Member;

               (iii) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Member or by or out of his estate; or

               (iv)  any other act or thing;

                     in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

          (b) the Company shall be fully indemnified by such Member or his executor or administrator from all liability;

          (c) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Member for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Member under or in consequence of any such law together with interest at the rate of fifteen percent (15%) per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

          (d) the Company may recover as a debt due from such Member or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company;

          (e) the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Member as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

59.  Forfeiture of shares

          (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form of Form "B" in the Schedule hereto or in such other form as the Board may approve.

          (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

          (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

60.  Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

61.  Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

62.  Determination of record dates

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

63.  Instrument of transfer

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other form as the Board may approve. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee PROVIDED THAT, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

64.  Restriction on transfer

     (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof), the Act and to such of the restrictions contained in these Bye-Laws as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

     (2) The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

          (a) the instrument of transfer is lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

          (b) it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

               Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

     (3) If the Board declines to register a transfer it shall, within five (5) days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

     (4) No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

 65. Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

66.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form of Form "D" in the Schedule hereto or in such other form as the Board may approve. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

68.  Declaration of dividends by the Board

     (1) The Board may, subject to the Investor Rights Agreement (and without prejudice to the term thereof) and to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

     (2) No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

     (3) Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register of Members or, in the case of joint holders, addressed to the holder whose name stands first in the Register of Members in respect of the shares at his registered address as appearing in the Register of Members or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

69.  Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

71.  Deduction of Amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

72.  Issue of bonus shares

     (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

73.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

74.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

75.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

76.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. No Member, Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

 77. Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

78.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

79.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

80.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3)  The generally accepted auditing standards referred to in subparagraph
          (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                          LEGEND ON SHARE CERTIFICATES

81. The Board may from time to time determine a restrictive legend to be endorsed on all share certificates.

                                     NOTICES

82.  Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form. Any notice or other document if sent by post shall be deemed to have been served or delivered (if despatched from the US-forty-eight (48) hours after it was put in the post and (if it was despatched from Bermuda, fourteen (14) days after it was put in the post, and when sent by courier, twenty-four (24) hours after sending, or, when sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by email, as the case may be. Any notice required to be given under these Bye-laws shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given.

83.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

84.  Service and delivery of notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

85.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

86.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, PROVIDED THAT any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

87.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.


                              INCREASE OF CAPITAL

88. (1) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

     (2) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

     (3) Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) the new shares shall be subject to all the provisions of these Bye-Laws with reference to payment of calls, forfeiture, transfer, transmission and otherwise.

89.  AMALGAMATION

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof), any Resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of:

     (1) the Board, by resolution adopted by a majority of Directors then in office, and

     (2) the Members by a resolution passed (in the case of an amalgamation to give effect to an Approved Sale prior to a Significant Market Liquidity Event) by the holders of a simple majority in number of outstanding Investor Shares and (in any other case) by a majority vote of three-fourths of those voting at such meeting where the quorum for such meeting shall be two persons holding or representing by proxy more than one-third of the issued shares.

90.                               CONTINUATION

     Subject to the Investor Rights Agreement (and without prejudice to the terms thereof) and to the Act, the Company may with the approval of:

     (1) the Board, by resolution adoped by a majority of Directors then in office and,
     (2) the Members by Resolution, approve the discontinuation of the Company from Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.


91.                          ALTERATION OF BYE-LAWS

     These Bye-laws may be amended by Resolution PROVIDED ALWAYS that to the extent the Investor Rights Agreement requires specific approval to undertake any action or to amend the Investor Rights Agreement, and the effect of such amendment would require an amendment to these Bye-laws; the same specific approval as is required to amend the Investor Rights Agreement shall be required in addition to alter any such provision of these Bye-laws and PROVIDED FURTHER (and without limiting the approval requirement set forth in the preceding proviso) that any amendment proposed to this Bye-law 91, Bye-law 92 or the definition of `Investor Rights Agreement' shall require the additional consent of 75% of the holders of the Investor Shares.

                            INVESTOR RIGHTS AGREEMENT

92. In the event of an inconsistency between the provisions of the Investor Rights Agreement and these Bye-laws (or any provision of either of these documents) and to the extent permitted by the Act, the terms of the Investor Rights Agreement shall prevail.

                                    * * * * *
                                      * * *
                                        *

                                    SCHEDULE

                                     FORM A
                                  (Bye-law 49)

                            _______________________

                                      PROXY


I/We
of
the holder(s) of              share(s) in the above-named company hereby appoint
______________________ or failing him/her ___________________ or failing him/her
_______________________as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , 20 , and at any adjournment thereof.

Dated this     day of         ,20


*GIVEN under the seal of the Company
*Signed by the above-named


____________________________________



____________________________________
Witness

*Delete as applicable.

                                    SCHEDULE

                                     FORM B
                                  (Bye-law 59)

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the _____ day of _____, 20__ last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the _____ day of _____, 20__ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ______ per annum computed from the said _____ day of ______, 20__ last, on or before the _____ day of ______, 20__ next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this _____ day of _______, 20__

[Signature of Secretary]
By order of the Board

                                    SCHEDULE

                                     FORM C
                                  (Bye-law 63)



                          TRANSFER OF A SHARE OR SHARES


FOR VALUE RECEIVED ___________________________________________________ [amount]
__________________________________________________________________ [transferor]
hereby sell assign and transfer unto ______________________________ transferee] of __________________________________________________________________ [address]
______________________________________________________________[number of shares]
shares of ____________________________________________________ [name of Company]

Dated ____________________

                                              _______________________
                                                    (Transferor)


In the presence of:

___________________________
          (Witness)

                                              _______________________
                                                    (Transferee)


 In the presence of:

___________________________
          (Witness)

                                    SCHEDULE

                                     FORM D
                                  (Bye-law 67)

                              ____________________

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                   OF A MEMBER

               I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

               WITNESS our hands this _____ day of ________, 20__

               Signed by the above-named      )
               [person or persons entitled]   )
               in the presence of:            )

               Signed by the above-named      )
               [transferee]                   )
               in the presence of:            )